UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Fidelity Merrimack Street Trust

(Exact name of registrant as specified in its charter)

Massachusetts

(State of incorporation or organization)

245 Summer Street Boston, Massachusetts 02210

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Fidelity Corporate Bond ETF	NYSE Arca, Inc.	47-1522395
Fidelity Limited Term Bond ETF	NYSE Arca, Inc.	47-1528003
Fidelity Total Bond ETF	NYSE Arca, Inc.	47-1538106

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [__]

Securities Act registration statement file number to which this form relates: 333-186372

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

A description of the Shares is set forth in Pre-Effective Amendment No. 5 and Amendment No. 5 (the Amendment) to the registrant's Registration Statement on Form N-1A ("Registration Statement") (Commission File Nos. 333-186372 and 811-22796), as filed with the Securities and Exchange Commission on September 25, 2014, which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed that relates to the Fund is hereby also incorporated by reference herein.

Item 2. Exhibits.

(a) Declaration of Trust, made November 15, 2012, is incorporated herein by reference to Exhibit (a) of the trust's initial registration statement on Form N-1A.

(b) Bylaws of Trust, dated November 15, 2012, is incorporated herein by reference to Exhibit (b) of the trust's initial registration statement on Form N-1A.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Fidelity Merrimack Street Trust

Date: September 25, 2014

By: /s/Stephanie J. Dorsey

Stephanie J. Dorsey

President and Treasurer